EXHIBIT 99.1
SCHEDULE 13D JOINT FILING AGREEMENT
In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Amendment No. 1 to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Dated: December 9, 2020	PANGAEA TWO ACQUISITION HOLDINGS XIV, LLC

By: Pangaea Two, LP, its Managing Member
By: Pangaea Two GP, LP, its general partner
By: Pangaea Two Admin GP, LLC, its general partner

	By:	/s/ Peter Yu
Name: Peter Yu
Title: President

Dated: December 9, 2020	PANGAEA TWO ACQUISITION HOLDINGS PARALLEL XIV, LLC

By: Pangaea Two Parallel, LP, its Managing Member
By: Pangaea Two GP, LP, its general partner
By: Pangaea Two Admin GP, LLC, its general partn

	By:	/s/ Peter Yu
Name: Peter Yu
Title: President

Dated: December 9, 2020	PANGAEA TWO, LP

By: Pangaea Two GP, LP, its general partner
By: Pangaea Two Admin GP, LLC, its general partner

	By:	/s/ Peter Yu
Name: Peter Yu
Title: President

Dated: December 9, 2020	PANGAEA TWO PARALLEL, LP

By: Pangaea Two GP, LP, its general partner
By: Pangaea Two Admin GP, LLC, its general partner

	By:	/s/ Peter Yu
Name: Peter Yu
Title: President

[Signature Page to Amendment No. 1 to Schedule 13D]

Dated: December 9, 2020	PANGAEA TWO GP, LP

By: Pangaea Two Admin GP, LLC, its general partner

	By:	/s/ Peter Yu
Name: Peter Yu
Title: President

Dated: December 9, 2020	PANGAEA TWO ADMIN GP, LLC

	By:	/s/ Peter Yu
Name: Peter Yu
Title: President

Dated: December 9, 2020	P2 PORTFOLIOS, LLC

	By:	/s/ Peter Yu
Name: Peter Yu
Title: President

Dated: December 9, 2020	CARTESIAN CAPITAL GROUP, LLC

	By:	/s/ Peter Yu
Name: Peter Yu
Title: President

Dated: December 9, 2020	PETER YU

	By:	/s/ Peter Yu

[Signature Page to Amendment No. 1 to Schedule 13D]